EX-77.(O)

Transactions Effected Pursuant to Rule 10f-3

--------------------------- ----------------- --------------- -------------------------- -----------------------------
Fund                        Issuer            Date of         Broker/Dealer From         Affiliated/Principal
                                              Purchase        Whom Purchased             Underwriter or Syndicate
--------------------------- ----------------- --------------- -------------------------- -----------------------------
ING MFS Total Return        Hanson PLC        8/9/2006        JP Morgan                  ING Financial Markets
Portfolio
--------------------------- ----------------- --------------- -------------------------- -----------------------------
ING PIMCO High Yield        Bombardier, Inc.  11/10/2006      Deutsche Bank Securities   Dresdner Kleinwort
Portfolio
--------------------------- ----------------- --------------- -------------------------- -----------------------------
ING PIMCO High Yield        Ford Motor        12/6/2006       Citigroup/Salomon Smith    Dresdner Bank
Portfolio                   Company Sr.                       Barney
                            Note
                            Convertible
                            Bond Due 2036
--------------------------- ----------------- --------------- -------------------------- -----------------------------